UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 6, 2005
PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)
California	1-2609	94-323914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Market, Spear Tower, Suite 2400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip code)
415-267-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)
California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California		94177
(Address of principal executive offices)		(Zip code)
(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

               Consistent with PG&E Corporation’s past practice of granting equity incentives on the first business day of the year, on January 3, 2005, PG&E Corporation granted stock options, restricted stock, and performance shares under the PG&E Corporation Long-Term Incentive Program (LTIP) to key employees and executive officers of PG&E Corporation and its subsidiary, Pacific Gas and Electric Company.  The LTIP, including the Stock Option Plan, has been previously filed with the Securities and Exchange Commission.  Under the current form of stock option agreement, options generally vest ratably over four years in equal installments (25%) on the first, second, third, and fourth anniversaries of the date of grant.  In addition, vesting may be accelerated under certain circumstances.  Stock options granted under the LTIP generally expire ten years and one day from the date of grant, subject to earlier expiration in the event of termination of employment.  The exercise price of stock options is equal to the closing price of PG&E Corporation common stock on the date of grant.  The current form of stock option agreement is attached to this report as Exhibit 99.1.

               Also attached to this report, as Exhibit 99.2, is the current form of performance share agreement.  Performance shares generally vest at the end of a three-year performance period, subject to forfeiture in certain circumstances.  In addition, vesting may be accelerated under certain circumstances.  Performance shares are paid out in cash depending on PG&E Corporation’s total shareholder return over the performance period relative to the total shareholder returns of companies in a comparator group over the performance period.  No payment is made if PG&E Corporation’s total shareholder return for the performance period falls below the 25th percentile of the comparator group.  The number of performance shares will be multiplied by a payout percentage ranging from 25% if PG&E Corporation’s total shareholder return falls in the 25th percentile to 200% if PG&E Corporation’s total shareholder return falls in the 90th percentile or above.  The payment, if any, is calculated by multiplying the resulting number of performance shares by the average closing price of a share of PG&E Corporation common stock for the last 30 calendar days of the preceding year.  Each time PG&E Corporation declares a dividend with respect to its common stock, an amount equal to the dividend multiplied by the number of a recipient’s performance shares is accrued on the recipient’s behalf.  Upon payment, if any, with respect to the performance shares, recipients also are entitled to receive a payment equal to the amount of dividends accrued with respect to the performance shares multiplied by the same payout percentage used to determine the performance share payout.

               The current form of restricted stock agreement is attached to this report as Exhibit 99.3.  The restrictions on the restricted stock generally lapse ratably over four years in equal installments (25%) on the first, second, third, and fourth anniversaries of the date of grant.  In general, shares of restricted stock as to which the restrictions have not yet lapsed are subject to forfeiture upon termination of employment.  In addition, the lapse of restrictions may be accelerated under certain circumstances.  Any dividends on restricted stock will be held in escrow and are subject to the same restrictions as the shares to which the dividends relate.

Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits

99.1	Form of Stock Option Agreement under the PG&E Corporation Long-Term Incentive Program

99.2	Form of Performance Share Agreement under the PG&E Corporation Long-Term Incentive Program

99.3	Form of Restricted Stock Agreement under the PG&E Corporation Long-Term Incentive Program

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President and Corporate Secretary
PACIFIC GAS AND ELECTRIC COMPANY

By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President and Corporate Secretary

Dated:  January 6, 2005

EXHIBIT INDEX

 No.

99.1	Form of Stock Option Agreement under the PG&E Corporation Long-Term Incentive Program

99.2	Form of Performance Share Agreement under the PG&E Corporation Long-Term Incentive Program

99.3	Form of Restricted Stock Agreement under the PG&E Corporation Long-Term Incentive Program